                                                                                          EXHIBIT 23.B
                                    CONSENT OF QUALIFIED INDEPENDENT UNDERWRITER

Farmland Industries, Inc.:

We consent to the references to our firm under the caption "Qualified Independent Underwriter" in the Prospectus.

                                                       James H. Glen, Jr.
                                                       First Union Securities, Inc.

November 27, 2001